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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63517) pertaining to the Amended and Restated
Carreker-Antinori, Inc. 1994 Long Term Incentive Plan and the
Carreker-Antinori, Inc. Director Stock Option Plan of our report dated April 12, 1999, with respect to the consolidated financial statements of Carreker-Antinori, Inc. included in the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on April 14, 1999.

                                                            Ernst & Young LLP


Dallas, Texas
April 12, 1999